Exhibit 10.24

FORM OF

MADEWELL GROUP, INC.

INVESTOR RIGHTS AGREEMENT

Dated as of [●], 2019

i

Exhibit A:	Form of Director & Officer Indemnification Agreement

Exhibit B:	Form of Registration Rights Agreement

Schedule A:	Chinos SPV Ownership Percentage

ii

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT is made as of [●], 2019, among Madewell Group, Inc., a Delaware corporation (together with its successors and assigns, the “Company”) and [Chinos SPV LLC], a Delaware limited liability company ( “Chinos SPV”).

WHEREAS, in connection with an initial public offering (the “IPO”) of shares of common stock, par value $0.00001 per share, of the Company (the “Shares”), the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations with respect to Chinos SPV’s ownership of Shares after consummation of the IPO;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, controls, is controlled by or is under common control with such Person; provided, however, that, with respect to Chinos SPV, portfolio companies of a private equity fund shall not be considered Affiliates of such private equity fund or Chinos SPV. The term “control” (including the terms “controlled by” and “under common control with”) as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise to control such Person within the meaning of such term as used in Rule 405 under the Securities Act. “Controlled” and “controlling” have meanings correlative to the foregoing.

“Agreement” means this Investor Rights Agreement, as the same may be amended, supplemented, restated or modified.

“Beneficial Ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York.

“[Chinos SPV]” has the meaning set forth in the Preamble.

“Chinos SPV Director Designee” has the meaning set forth in Section 3.1(a).

“Chinos SPV Ownership Percentage” means, as of any determination date with respect to Chinos SPV, a fraction (expressed as a percentage), with the numerator being the aggregate number of Shares beneficially owned by Chinos SPV [and its Affiliates], and the denominator of which is the aggregate number of Shares beneficially owned by Chinos SPV [and its Affiliates] immediately following the consummation of the IPO (including any additional closing(s) pursuant to the underwriters’ of the IPO option to purchase additional shares) as reflected on Schedule A.

“Chosen Courts” has the meaning set forth in Section 6.3(b).

“Company” has the meaning set forth in the Preamble.

“Encumbrance” means any charge, claim, community or other marital property interest, right of first option, right of first refusal, mortgage, pledge, lien or other encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Governmental Authority” means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, or any other authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority.

“Indemnification Agreements” has the meaning set forth in Section 3.1(e).

“IPO” has the meaning set forth in the Recitals.

“Law” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and (b) all judgments, injunctions, orders and decrees of any Governmental Authority in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are permitted by Law and within such party’s control) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Permitted Transferee” means with any Affiliate of Chinos SPV.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or any other entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity or organization.

“Registration Rights Agreement” has the meaning set forth in Section 4.1.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shares” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds shares, stock or other ownership interests representing (a) more than fifty percent (50%) of the voting power of all outstanding shares, stock or ownership interests of such entity, (b) the right to receive more than fifty percent (50%) of the net assets of such entity available for distribution to the holders of outstanding shares, stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.

“Transaction Agreements” has the meaning set forth in Section 4.1.

“Transfer” means, with respect to any Shares, a direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other Encumbrance or other disposition of such Shares, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law.

“Transferred,” “Transferring” and “Transferee” shall each have a correlative meaning to the term “Transfer.”

Section 1.2. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. References to this Agreement shall include all Exhibits, Schedules and Annexes to this Agreement. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section. References to any Governmental Authority include any successor to such Governmental Authority. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of Chinos SPV. Chinos SPV hereby represents and warrants to the Company that as of the date hereof and as of the date of the consummation of the IPO:

(a) This Agreement has been duly authorized, executed and delivered by Chinos SPV, and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a valid and binding obligation of Chinos SPV, enforceable against Chinos SPV in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b) The execution, delivery and performance by Chinos SPV of this Agreement and the agreements contemplated hereby and the consummation by Chinos SPV of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to Chinos SPV or its properties or assets or (ii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which Chinos SPV is a party or by which Chinos SPV or its properties or assets are bound.

Section 2.2. Entitlement of the Company to Rely on Representations and Warranties. The representations and warranties contained in Section 2.1 may be relied upon by the Company in connection with the entering into of this Agreement.

ARTICLE III

MANAGEMENT

Section 3.1. [Composition of the Board of Directors.

(a) Concurrently with the effectiveness of this Agreement, Chinos SPV shall have the right to designate the number of directors specified in the table below to the Board based on the Chinos SPV Ownership Percentage (any individual designated by Chinos SPV, a “Chinos SPV Director Designee”). The Company and Chinos SPV shall take all Necessary Action to cause the Chinos SPV Director Designees to be elected and/or appointed to the Board.

Chinos SPV Ownership Percentage	Number of Chinos SPV Director Designees
[50]% or greater	[●]
Less than [50]% but greater than or equal to [25]%	[●]

Chinos SPV Ownership Percentage	Number of Chinos SPV Director Designees
Less than [25]% but greater than or equal to [15]%	[●]
Less than [10]%	[●]

(b) As of the date hereof, the directors designated for appointment to the Board by Chinos SPV shall be [•], designated as a Class III Director, [●], designated as a Class II Director, and [●], designated as a Class I Director.

(c) If the number of individuals that Chinos SPV has the right to designate to the Board is decreased pursuant to Section 3.1(a), then the corresponding number of directors designated of Chinos SPV shall immediately offer to resign from the Board. In the event that any Chinos SPV Director Designee offers to tender his or her resignation, the Board shall promptly determine whether to accept such resignation and, if the Board chooses to accept such resignation, the Company and Chinos SPV shall be immediately required to take any and all actions necessary or appropriate to cooperate in ensuring the removal of such individual. Except as provided above, Chinos SPV shall have the sole and exclusive right to immediately remove the Chinos SPV Director Designees from the Board, as well as the exclusive right to designate the person to fill vacancies (serving in the same class as the predecessor) that remain open by not designating a director initially or that are created by reason of death, removal or resignation of such designees.

(d) The Company and its Subsidiaries shall reimburse the Chinos SPV Director Designees for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board or the board of directors of any of the Company’s Subsidiaries, and any committees thereof, including without limitation travel, lodging and meal expenses, in accordance with the Company’s reimbursement policies.

(e) The Company and its Subsidiaries shall obtain customary director and officer indemnity insurance on commercially reasonable terms which insurance shall cover each member of the Board and the members of each board of directors of each of the Company’s Subsidiaries. The Company and its Subsidiaries shall enter into director and officer indemnification agreements (the “Indemnification Agreements”) substantially in the form attached as Exhibit A hereto, with each of the Chinos SPV Director Designees.

(f) At no point shall the size of the Board exceed [●]1 members.]2

Section 3.2. [Board Committees. Upon the consummation of the IPO, the Board shall have established the following committees:

[1]	Note to Draft: Subject to further revision.
[2]	Note to Draft: Subject to further revision.

(a) [●]]3

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1. Registration Rights. Effective as of the consummation of the IPO, the Company shall grant to Chinos SPV and certain other stockholders of the Company, registration rights in substantially the same form as set forth in the form of Registration Rights Agreement attached as Exhibit B hereto (the Registration Rights Agreement”, and together with this Agreement and the Indemnification Agreements, the “Transaction Agreements”).

ARTICLE V

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 5.1. No Promotion. The Company agrees that it will not, without the prior written consent of Chinos SPV, (a) use in advertising, publicity, or otherwise the name of [Leonard Green & Partners], TPG Global, LLC or any of their respective Affiliates, or any partner or employee of any such Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by [Leonard Green & Partners], TPG Global, LLC, or any of their respective Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by [Leonard Green & Partners], TPG Global, LLC, or any of their respective Affiliates.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Effective Time. The operative provisions of this Agreement shall become effective upon the consummation of the IPO.

Section 6.2. Entire Agreement. This Agreement, together with the Indemnification Agreements, the Registration Rights Agreement, and all of the other Exhibits, Annexes and Schedules hereto and thereto constitute the entire understanding and agreement between the parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto between the parties as to the matters covered herein and therein. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including, the by-laws of any company, this Agreement shall govern as among the parties hereto. In the event of any inconsistency between the Transaction Agreements and the policies of the Company (including the policies of the Board of Directors of the Company), the Transaction Agreements shall govern.

[3]	Note to Draft: Subject to further revision.

Section 6.3. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with, and the rights and duties of the parties shall be governed by, the law of the State of Delaware, without regard to principles of conflicts of laws.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, another federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 6.9.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.3(C).

Section 6.4. Obligations; Remedies. The Company and Chinos SPV shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement without the necessity of proving the inadequacy of monetary damages as a remedy, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 6.5. Amendment and Waiver.

(a) The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of the Company and Chinos SPV. If reasonably requested by Chinos SPV, the Company agrees to execute and deliver any amendments to this Agreement which the Company in its reasonable discretion concludes are not adverse to Company or its public stockholders to the extent so requested by Chinos SPV; provided that such amendments are in compliance with the provisos set forth in the immediately preceding sentence. Any amendment, modification or waiver effected in accordance with the foregoing shall be effective and binding on the Company and Chinos SPV.

(b) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 6.6. Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

Section 6.7. Termination. This Agreement shall terminate automatically (without any action by any party hereto) when such Chinos SPV ceases to hold any Shares. In the event of any termination of this Agreement as provided in this Section 6.7, this Agreement shall forthwith become wholly void and of no further force or effect (except for this Article VI, which shall survive) and there shall be no liability on the part of any parties hereto or their respective Affiliates, except as provided in this Article VI. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

Section 6.8. Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, the Company and Chinos SPV covenant, agree and acknowledge that no Person (other than the parties hereto) has any obligations hereunder, and that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of Chinos SPV or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any the former, current and future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of Chinos SPV or any former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of any of the foregoing, as such, for any obligation of Chinos SPV under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 6.9. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed duly given (a) when delivered personally by hand, (b) when sent by facsimile or email upon confirmation of receipt or (c) one Business Day following the day sent by overnight courier:

if to the Company, to:

Madewell Group, Inc.

[●]

Attention: [Michael Wu, Chief Legal Officer]

Facsimile: [●]

Email: [Michael.Wu@Madewell.com]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:	Michael J. Aiello

Sachin Kohli

Facsimile: (212) 310-8007

Email: michael.aiello@weil.com

            sachin.kohli@weil.com

if to Chinos SPV, to:

[●]

Attention: [●]

Facsimile: [●]

Email: [●]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael J. Aiello

                 Sachin Kohli

Facsimile: (212) 310-8007

Email: michael.aiello@weil.com

  sachin.kohli@weil.com

Section 6.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 6.11. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement

Section 6.12. Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

Section 6.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.13.

Section 6.14. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

MADEWELL GROUP, INC.

By:
Name:
Title:

[CHINOS SPV LLC]

By:
Name:
Title: